CHILD, SULLIVAN & COMPANY
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
_________________________________________________________
1284   W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037
PHONE: (801) 927-1337                     FAX: (801) 927-1344





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Form SB-2 Registration Statement of our report dated March 25, 2005 on our audits of the financial statements of BidGive International, Inc., as of December 31, 2004 and for the years ended December 31, 2004 and 2003.


Child, Sullivan & Company

Child, Sullivan & Company
Kaysville, Utah
May 5, 2005